Exhibit 99.02

Neuralstem Appoints Mary Ann Gray, Ph.D., to Board of Directors

GERMANTOWN, Md., July 18, 2019 -- Neuralstem, Inc. (Nasdaq: CUR), a biopharmaceutical company focused on the development of nervous system therapies based on its neural stem cell and small molecule technologies, announced that Mary Ann Gray, Ph.D. has been appointed to the Company’s Board of Directors.

“We are pleased to welcome Mary Ann to our board, her expertise and leadership pharmaceutical and biotech industry will be a great asset to Neuralstem,” said Dr. Ken Carter, Executive Chairman of the Board. “Both Dr. Gray’s substantial background in pharmacology and finance—as well as—her dedication to developing new treatments, reflects our shared commitment here at Neuralstem to improve patient outcomes. We welcome her insight as we continue to grow and develop innovative therapies.”

“I am thrilled to join the Neuralstem team and I look forward to working with a company dedicated to expanding the industry with novel therapies for patients and to provide our shareholders with a sound investment,” said Dr. Mary Ann Gray.

Dr. Gray has a distinguished scientific background, completing pharmacology research in tumor biology, including the impact of therapeutics on cardiac membranes. With an early career as a scientist focused on new drug development, she subsequently worked in equities research before becoming a senior analyst and portfolio manager. The combination of scientific and financial expertise provides unique insights for board leadership. She most recently served on the boards of Senomyx, and Juniper Pharmaceuticals, both companies were recently acquired. Dr. Gray has served on several public-company boards over the last 15 years including, TetraLogic, a publicly-held clinical-stage biopharmaceutical company focused on oncology and infectious diseases, Dyax Corp., a rare disease company acquired by Shire in 2016; and ACADIA Pharmaceuticals, focused on commercialization of CNS therapies. She currently sits on the board of Sarepta, a precision medicine company with assets in rare neuromuscular diseases, including gene therapy for DMD. She is President of Gray Strategic Advisors, LLC, a biotechnology strategic planning and advisory firm.

Dr. Gray holds a Bachelor of Science degree from University of South Carolina, a Ph.D. in pharmacology from the University of Vermont, and completed her post-doctoral work at Northwestern University Medical School and at the Yale University School of Medicine.

About Neuralstem

Neuralstem is a clinical-stage biopharmaceutical company developing novel treatments for nervous system diseases of high unmet medical need. Neuralstem’s diversified portfolio of product candidates includes its proprietary neural stem cell technology.

The Company has two lead development candidates:

NSI-566 is a neural stem cell therapy in clinical development for treatment of paralysis in stroke, for Amyotrophic Lateral Sclerosis (ALS) and for chronic spinal cord injury (cSCI).

NSI-189 is a small molecule in clinical development for major depressive disorder (MDD) and in preclinical development for Angelman syndrome, irradiation-induced cognitive impairment, Type 1 and Type 2 diabetes, and stroke.

Cautionary Statement Regarding Forward Looking Information

This news release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem’s periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Investor Contact:

Hibiscus Bioventures

josh@hibiscusbio.com